                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    CARR-GOTTSTEIN FOODS CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                          (CARR-GOTTSTEIN FOODS LOGO)

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              FRIDAY, MAY 16, 1997

                            ------------------------

DEAR FELLOW SHAREHOLDER:

    You are cordially invited to attend the Carr-Gottstein Foods Co. Annual Meeting of Shareholders to be held at 2:30 pm. (Alaska Standard Time) on Friday, May 16, 1997, at the Wilda Marston Theater of the Z.J. Loussac Public Library, 3600 Denali Street, Anchorage, Alaska. The meeting will be held for the following purposes:

    1.  To elect Directors for the ensuing year; and

    2. To transact such other business as may properly come before the meeting and any adjournment thereof.

    The Board of Directors has fixed March 26, 1997 as the record date for the determination of the shareholders entitled to notice of, and to vote at, this meeting or any adjournment thereof.

    The Company's Proxy Statement is submitted with this meeting notice. Financial and other information concerning the Company is contained in the enclosed Annual Report for the fiscal year ended December 29, 1996.

                                          By the Order of the Board of Directors

                                          Donald Anderson,
                                          SECRETARY

Anchorage, Alaska
April 24, 1997

           WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY BALLOT AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                            CARR-GOTTSTEIN FOODS CO.
                                 6411 A STREET
                            ANCHORAGE, ALASKA 99518

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

    This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Carr-Gottstein Foods Co. ("CGF" or the "Company") for use at the Annual Meeting of Shareholders to be held at 2:30 pm. (Alaska Standard Time) on Friday, May 16, 1997, in the Wilda Marston Theater of the Z.J. Loussac Library Building located at 3600 Denali St., Anchorage, Alaska, and at any adjournment or postponement thereof (the "Annual Meeting"). Only shareholders of record on the books of the Company at the close of business on March 26, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. The Proxy Statement and the accompanying form of proxy are first being transmitted to shareholders of the Company on or about April 24, 1997.

    On the Record Date, there were issued and outstanding 7,930,396 shares of common stock, each share entitling the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of holders of record of a majority of the outstanding shares of common stock is required to constitute a quorum for the transaction of business at the Annual Meeting.

    Shares of common stock represented at the Annual Meeting by a properly executed and returned proxy will be voted in accordance with the instructions specified therein. If no instructions are noted, the proxy will be voted in favor of the nominees for election as directors listed herein, and in accordance with the discretion of the named proxies on any other matters properly brought before the Annual Meeting. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy, or by voting in person at the Annual Meeting.

    Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Therefore, such abstentions will have the effect of a negative vote. Under applicable Delaware law, broker non-votes are not counted for purposes of determining the votes cast on a proposal and have no impact on the outcome of such proposals. To the Company's knowledge, the only action to be presented at the Annual Meeting will be the election of directors.

    Proxies will be initially solicited by mail. Further solicitation may be in person or by mail, telephone or telegraph by directors, executive officers and employees of the Company, but such persons will not be specifically compensated for such services. The Company will request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of common stock of the Company held of record by such persons, and the Company will reimburse the forwarding expense. The expense of the solicitation of proxies will be borne by the Company.

    The mailing address of the Company is 6411 A Street, Anchorage, Alaska, 99518 (telephone number (907) 561-1944).

   OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Company's common stock as of March 26, 1997 (the "Table Date") (except as otherwise noted) as to (i) all shareholders known by the Company to be the beneficial owners of more than five percent of its outstanding shares of common stock; (ii) each director and nominee; (iii) each executive officer named in the summary compensation table; and (iv) all directors and officers as a group. Except as noted below, each person or entity has sole voting and investment power with respect to the shares shown.

                                                                                                        PERCENT OF
                                                                                          NUMBER OF       SHARES
NAME AND ADDRESS                                                                            SHARES      OUTSTANDING
----------------------------------------------------------------------------------------  ----------  ---------------
Green Equity Investors, L.P.............................................................   2,869,592          36.2%
  c/o Leonard Green & Associates, L.P.
  11111 Santa Monica Boulevard, Suite 200
  Los Angeles, California 90025

Leonard I. Green........................................................................   2,879,614(1)         36.3
  c/o Leonard Green & Associates, L.P.
  11111 Santa Monica Boulevard, Suite 200
  Los Angeles, California 90025

Jonathan D. Sokoloff....................................................................   2,872,098(1)         36.2
  c/o Leonard Green & Associates, L.P.
  11111 Santa Monica Boulevard, Suite 200
  Los Angeles, California 90025

Gregory J. Annick.......................................................................   2,870,093(1)         36.2
  c/o Leonard Green & Associates, L.P.
  11111 Santa Monica Boulevard, Suite 200
  Los Angeles, California 90025

Jennifer A. Holden Dunbar...............................................................   2,869,843(1)         36.2
  c/o Leonard Green & Associates, L.P.
  11111 Santa Monica Boulevard, Suite 200
  Los Angeles, California 90025

John J. Cairns, Chairman................................................................     333,991(2)          4.1
  Carr-Gottstein Foods Co.
  6411 A Street
  Anchorage, Alaska 99518

Mark R. Williams........................................................................     296,356(3)          3.7
  Carr-Gottstein Foods Co.
  6411 A Street
  Anchorage, Alaska 99518

Lawrence H. Hayward, Chief Executive Officer............................................     300,000(4)          3.8
  Carr-Gottstein Foods Co.
  6411 A Street
  Anchorage, Alaska 99518

                                                                                                        PERCENT OF
                                                                                          NUMBER OF       SHARES
NAME AND ADDRESS                                                                            SHARES      OUTSTANDING
----------------------------------------------------------------------------------------  ----------  ---------------
Donald J. Anderson, Chief Financial Officer.............................................      81,000(5)          1.0%
  Carr-Gottstein Foods Co.
  6411 A Street
  Anchorage, Alaska 99518

E. Dean Werries.........................................................................      25,000(6)        *
  Fleming Companies, Inc.
  P.O. Box 26647
  Oklahoma City, Oklahoma 73126-0647

Donald Gallegos.........................................................................      20,000(6)        *
  King Soopers
  P.O. Box 5567
  Denver, Colorado 80217

Dimensional Fund Advisors, Inc..........................................................     676,441(7)          8.5
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

First Manhattan Co......................................................................     511,325(8)          6.4
  437 Madison Avenue
  New York, NY 10022

All directors and officers as a group (10 persons)......................................   3,938,948(9)         44.4

------------------------

(1) The shares shown as beneficially owned by Messrs, Green, Sokoloff, and Annick and Ms. Holden Dunbar include 2,869,592 shares owned of record by Green Equity Investors, L.P. ("GEI"). These individuals, or corporations owned solely by each of them, are general partners of Leonard Green & Associates, L.P., general partner of GEI. As such, they have shared voting and investment power with respect to all shares held by GEI. However, such individuals disclaim beneficial ownership of the securities held by GEI except to the extent of their respective pecuniary interests therein.

(2) The shares shown as beneficially owned by Mr. Cairns include stock options with respect to 158,368 shares of common stock which are exercisable at the Table Date or within 60 days of such date.

(3) All shares shown as beneficially owned by Mr. Williams reflect shares of Common Stock that may be acquired upon the exercise of stock options, which are exercisable at the Table Date or within 60 days of such date.

(4) All shares shown as beneficially owned by Mr. Hayward reflect shares of Common Stock that may be acquired upon the exercise of stock options, which are exercisable at the Table Date or within 60 days of such date.

(5) The shares shown as beneficially owned by Mr. Anderson include stock options with respect to 75,000 shares of Common Stock which are exercisable at the Table Date or within 60 days of such date.

(6) The shares shown as beneficially owned by Messrs. Gallegos and Werries include stock options with respect to 20,000 shares of common stock each granted under the 1994 Outside Directors Stock Option Plan which are exercisable at the Table Date or within 60 days of such date.

(7) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 787,568 shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA

    Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole voting power as to 563,664 shares and shared voting power as to no shares. Dimensional has sole dispositive power as to 787,568 shares and shared dispositive power as to no shares. This information is as of December 31, 1996 and derived solely from public filings by Dimensional Fund Advisors, Inc.

(8) The aggregate amount of 511,325 shares includes 414,555 shares owned by family members of General Partners of First Manhattan Co. which are being reported for informational purposes. First Manhattan Co. disclaims beneficial ownership as to such 414,555 shares. This information is as of December 31, 1996 and is derived solely from public filings by First Manhattan Co.

(9) The shares shown as beneficially owned by all officers and directors as a group include 829,724 shares of Common Stock that may be acquired upon the exercise of stock options which are exercisable at the Table Date or within 60 days of such date.

*   Less than 1%

1.  ELECTION OF DIRECTORS

INFORMATION ABOUT THE BOARD OF DIRECTORS

    The entire Board of Directors, consisting of seven members, is to be elected at the Annual Meeting, to hold office until the 1998 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

    The Bylaws of the Company provide for the Company to have not less than five nor more than ten directors, the exact number being set by resolution of the Board. In the case of a vacancy during the year, the Board of Directors may elect another director as a replacement until the next Annual Meeting of the Shareholders or may leave the vacancy unfilled. Decisions regarding the election of new directors during the year are based upon such considerations as the size of the Board and the need to obtain fresh perspectives or to replace the particular skills or experience of former directors. As of the Record Date, the number of directors has been determined by resolution of the Board to be seven
(7). The following persons are currently serving as Directors of the Company:
LEONARD I. GREEN, JONATHAN D. SOKOLOFF, GREGORY J. ANNICK, JOHN J. CAIRNS, MARK
R. WILLIAMS, E. DEAN WERRIES, and DONALD E. GALLEGOS.

    The Company's Bylaws provide that any shareholder entitled to vote in the election of directors may nominate a person for election as a director. Any such shareholder must give written notice of such shareholder's intent to make the nomination to the Secretary of the Company not later than 90 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the meeting. The notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of CGF entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder; (iv) such other information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission (the "SEC") had the nominee been nominated by the Board; and (v) the consent of each nominee to serve as a director of CGF if so elected. The Chairman of the Annual Meeting may, in his discretion, determine and declare to the meeting that a proposed nomination was not made in accordance with the foregoing procedures, and the proposed nomination shall be disregarded.

    The Board of Directors of CGF held four meetings during the 1996 fiscal year, and each of the Directors attended at least 75% of the meetings of the Board or committee on which such Director serves, during the period during which he served as a Director.

COMMITTEES OF THE BOARD

    The Board of Directors has an Audit Committee, which is charged with the responsibility to direct and supervise the financial audit of the Company, including, but not limited to, the selection and supervision of the auditors. The Committee consists of Messrs. Werries, Gallegos, and Annick. The Committee met four times during 1996.

    The Board of Directors has a Compensation Committee, which reviews with the compensation of the officers of the Company, and a Stock Option Committee which determines awards, if any, of stock options to employees under the Company's 1991 Employee Stock Option Plan. During 1996, these Committees both consisted of Messrs. Green, Sokoloff, and Annick, and the committees met concurrently on four occasions during 1996.

    The Board of Directors has a Recruitment Committee, consisting of Messrs. Sokoloff, Cairns and Williams. The Committee is responsible for the nomination of individuals to serve on the Board of Directors. The Committee will consider nominations from shareholders made in accordance with the Company's bylaws. The Recruitment Committee did not meet during 1996. It met on one occasion during 1997 and nominated the following individuals for election to the Board of Directors at the Annual Meeting: Leonard I. Green, Jonathan D. Sokoloff, Gregory
J. Annick, John J. Cairns, Lawrence H. Hayward, E. Dean Werries, And Donald E. Gallegos.

DIRECTORS AND NOMINEES FOR ELECTION

    The following information is provided with respect to each person who is currently a director and each nominee for election to the Board of Directors at the Annual Meeting.

    The following individuals have been nominated for election to the Board of Directors at the Annual Meeting: LEONARD I. GREEN, JONATHAN D. SOKOLOFF, GREGORY
J. ANNICK, JOHN J. CAIRNS, LAWRENCE H. HAYWARD, E. DEAN WERRIES, and DONALD E. GALLEGOS. The seven nominees elected to the Board of Directors will be those receiving the highest number of votes cast by the shareholders entitled to vote in the election. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the nominees of the Board of Directors named above.

    Although the Board of Directors anticipates that the nominees will be available to serve as directors of the Company, should any of them not accept the nomination or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees, if any, designated by the Board of Directors.

    JOHN J. CAIRNS, 69, is the current Chairman of the Board of CGF and has served on the Board since 1990. He joined Carr-Gottstein Inc., CGF's predecessor, in 1981 and served as General Manager, Executive Vice President, Chief Operating Officer, Secretary, and a director until the sale of its operating assets to CGF in 1990. From 1990 until 1993, Mr. Cairns served as President of CGF and served as Chairman of the Board of Directors of CGF. In 1993, he was made Chief Executive Officer upon the creation of that position. In September, 1994, Mr. Cairns retired from his position as Chief Executive Officer. Mr. Cairns continues to serve as Chairman and is employed by the Company on a part-time basis to assist the Chief Executive Officer on special projects and matters of strategic planning. Prior to joining CGF's predecessor, Mr. Cairns held various operating, administrative, and executive positions with the Great Atlantic and Pacific Tea Company from 1943 to 1978 and served as Vice President--Corporate Development and a director of Smith Management Corporation, a regional retail food operator in Salt

Lake City, from 1978 to 1981. Mr. Cairns currently serves on the Board of Directors of the Western Association of Food Chains, Inc.

    LAWRENCE H. HAYWARD, 42, is the President and Chief Executive Officer of the Company. He joined the Company in 1995 as Senior Vice President and Chief Operating Officer and was promoted to Chief Executive Officer in August of 1996. From 1990 to 1995, Mr. Hayward was employed by Buttrey Food and Drug Co. as Vice President for Distribution/Transportation, Vice President for Support Services and Vice President of Store Operations. Mr. Hayward currently serves on the Board of Directors of the Western Association of Food Chains, Inc.

    LEONARD I. GREEN, 63, has served as a director of the Company since 1990. Since 1989, he has been, individually or through a corporation, a partner of LGA, a merchant banking firm that is the general partner of GEI. Since 1994, Mr. Green has also been an executive officer and equity owner of Leonard Green & Partners ("LGP"), a second merchant banking firm that manages another investment fund. Before forming LGA in 1989, Mr. Green had been a partner of the merchant banking firm of Gibbons, Green, van Amerongen for more than five years. Mr. Green is also a director of Rite-Aid Corporation, Horace Mann Educators Corp., and several private companies.

    JONATHAN D. SOKOLOFF, 39, has been a director of the Company since 1990. He joined LGA as a partner in 1990. Mr. Sokoloff has also been an executive officer and equity owner of LGP since its formation in 1994. Mr. Sokoloff was previously a managing director in corporate finance at Drexel Burnham Lambert Incorporated. Mr. Sokoloff is also a director of Twin Laboratories, Inc. and several private companies.

    GREGORY J. ANNICK, 33, has been a director of the Company since 1990. He joined LGA as an associate in 1989, became a principal in 1993, and through a corporation became a partner in 1994. Since 1994, Mr. Annick has also been an executive officer and equity owner of LGP. From 1988 to 1989, he was an associate with the merchant banking firm of Gibbons, Green, van Amerongen. Before that time, Mr. Annick was a financial analyst in mergers and acquisitions with Goldman, Sachs & Co. Mr. Annick is also a director of several private companies.

    E. DEAN WERRIES, 67, became a director of CGF in 1994. From 1989 to 1994, Mr. Werries served as Chairman of the Board of Directors of Fleming Companies, Inc. He joined Fleming in 1955 and held various positions within that company through 1988, when he was appointed President and Chief Executive Officer. In 1994, Mr. Fleming retired as Chairman. He currently serves as Chairman of the Board of Sonic Corp.

    DONALD E. GALLEGOS, 62, became a director of CGF in 1994. He is currently the Chairman of the Executive Committee of King Soopers, a retail grocery chain owned by Kroger, Inc. Mr. Gallegos, after holding various positions within King Soopers, served as President from 1990 until April 1, 1997, at which time he retired to become Chairman of the Executive Committee.

    MARK R. WILLIAMS, 48, joined the Company's predecessor in 1976 as a store manager and was later promoted to Vice President of Operations. He became Chief Operating Officer of CGF in 1990 and was promoted to President in 1993. He has served on the Board of Directors of the Company since 1990. In September, 1994, Mr. Williams was promoted to Chief Executive Officer. Mr. Williams retired from his position of Chief Executive Officer in August of 1996. He remains employed by the Company on a part-time basis to assist the Chief Executive Officer on special projects. Mr. Williams has more than 24 years of experience in the retail food business. Prior to joining CGF's predecessor, he was store manager with Supermarkets Interstate and Fred Meyer, Inc. in Seattle.

VOTE REQUIRED

    The seven nominees elected to the Board of Directors will be those receiving the highest number of votes cast by the shares entitled to vote in the election. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE.

2.  OTHER BUSINESS

    Management knows of no other business that will be presented for action at the Annual Meeting of Shareholders. If other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows the compensation paid by the Company to the Chief Executive Officer and each of the four other most highly compensated executive officers during the fiscal years ended January 1, 1995 ("Fiscal Year 1994"), December 31, 1995 ("Fiscal Year 1995") and December 29, 1996 ("Fiscal Year 1996").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                         COMPENSATION
                                                              ANNUAL COMPENSATION       --------------
                                                           --------------------------      OPTIONS           ALL OTHER
NAME AND PRINCIPAL POSITION                   FISCAL YEAR  SALARY($)    BONUS($)(1)       AWARDED(#)     COMPENSATION($)(2)
--------------------------------------------  -----------  ---------  ---------------   --------------   ------------------
John J. Cairns, Chairman....................        1996   $ 144,919            0                0                7,587
                                                    1995     150,000            0          258,368(4)             7,537
                                                    1994     361,372            0                0                9,848

Mark R. Williams(3).........................        1996     390,000            0                0                2,455
                                                    1995     387,318            0          296,356(4)             2,455
                                                    1994     335,847            0           40,000                2,498

Lawrence H. Hayward, .......................        1996     246,703            0(5)       235,000(6)             1,951
  CEO/President(7)                                  1995     160,000       50,000(8)       100,000(9)               595

Donald J. Anderson, CFO(10).................        1996     150,020            0                0                1,461
                                                    1995      78,619       20,000(11)       50,000(12)              168

Michael J. Meehan, .........................        1996     150,000            0                0                2,113
  VP of Operations                                  1995     150,000            0           48,000(13)            1,747
                                                    1994     150,000            0            5,000                1,748

------------------------

 (1) Bonus are reported in the fiscal year in which they are earned. Bonuses are paid during the following fiscal year.

 (2) Amounts represent contributions made by the Company during 1995 to its Carr-Gottstein Foods Co. Retirement Savings and Investment Plan of $1,237 each on behalf of Messrs. Cairns, Williams, and Meehan. Amounts also include life insurance premiums paid during 1995 of $6,350 for Mr. Cairns, $1,218 for Mr. Williams, $714 for Mr. Hayward, $224 for Mr. Anderson, and $876 for Mr. Meehan.

 (3) Mr. Williams served as President and Chief Executive Officer of the Company until he retired in August of 1996.

 (4) These option awards were issued in exchange for the surrender of options to purchase a like number of shares previously held by Mr. Cairns and Mr. Williams. See "Ten-Year Option / SAR Repricing" below.

 (5) Under the terms of Mr. Hayward's employment agreement, he will receive a one-time $50,000 bonus which has not yet been paid.

 (6) Mr. Hayward received an option to purchase up to 35,000 shares of common stock in exchange for the surrender of an option to purchase a like number of shares. See "Ten-Year Option / SAR Repricing" below. Mr. Hayward received a second option to purchase up to 200,000 shares of common stock.

 (7) Mr. Hayward was hired by the Company as Chief Operating Officer on March 7, 1995 and was promoted to Chief Executive Officer on August 10, 1996.

 (8) Mr. Hayward received a $50,000 bonus when he was hired as Chief Operating Officer in March of 1995.

 (9) Mr. Hayward received an option to purchase up to 65,000 shares of common stock in exchange for the surrender of an option to purchase a like number of shares. See "Ten-Year Option / SAR Repricing" below. Mr. Hayward received a second option to purchase up to 35,000 shares of common stock.

(10) Mr. Anderson was hired by the Company on April 17, 1995.

(11) Mr. Anderson received a $20,000 bonus on his hire date.

(12) Mr. Anderson received an option to purchase up to 15,000 shares of common stock in exchange for the surrender of an option to purchase a like number of shares. See "Ten-Year Option / SAR Repricing" below. Mr. Anderson received a second option to purchase up to 35,000 shares of common stock.

(13) Mr. Meehan received an option to purchase up to 13,000 shares of common stock in exchange for the surrender of an option to purchase a like number of shares. See "Ten-Year Option / SAR Repricing" below. Mr. Meehan received a second option to purchase up to 35,000 shares of common stock.

EMPLOYMENT AGREEMENTS

    The Company has employment agreements with Lawrence Hayward, its Chief Executive Officer, and with Donald Anderson, its Chief Financial Officer, which may be terminated at will at any time by the Company or the employee. If either Mr. Hayward's or Mr. Anderson's employment is terminated without cause by the Company, he will continue to receive his annual salary for twelve months following the termination. Mr. Hayward and Mr. Anderson will receive employment benefits as are available in general to the management employees of the Company. Mr. Hayward also receives an allowance for travel.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning options granted to the Company's executive officers named in the Summary Compensation Table during the Fiscal Year 1996. In accordance with the SEC rules, shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These hypothetical numbers are calculated based on requirements promulgated by the SEC and do not reflect the Company's estimate of future stock performance.

                                                                                                        POTENTIAL
                                                                                                     REALIZABLE VALUE
                                                                                                    AT ASSUMED ANNUAL
                                                                                                      RATES OF STOCK
                                            % OF TOTAL                                              PRICE APPRECIATION
                                          OPTIONS GRANTED   EXERCISE OR                              FOR OPTION TERM
                              OPTIONS     TO EMPLOYEES IN   BASE PRICE    EXPIRATION                ------------------
           NAME              GRANTED(#)     FISCAL YEAR       ($/SH)         DATE         0%($)           5%($)           10%($)
--------------------------  ------------  ---------------  -------------  -----------  -----------  ------------------  ----------
Lawrence H. Hayward           235,000(1)           100            3.62      08/07/06            0          535,800       1,355,950

------------------------

(1) This option was awarded in connection with Mr. Hayward's promotion to Chief Executive Officer. It includes an option to purchase 35,000 shares of common stock, which was awarded in exchange for the surrender of an option to purchase up to a like number of shares, effectively repricing the option. See "Ten Year Option/SAR Reprice" chart below. The entire option vested and became exercisable on August 7, 1996. See also "Compensation Committee Report on Executive Compensation".

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR OPTION VALUES

    The following table sets forth certain information concerning exercise of options by each of the Company executive officers named in the Summary Compensation Table during the Fiscal Year 1996. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 29, 1996. Also reported are the values for "in the money" options, which represent the positive spread between the exercise prices of any such existing stock options and the fair market value of the Company's common stock as of December 29, 1996.

                                                              NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                OPTIONS AT FISCAL        IN-THE-MONEY OPTIONS AT
                                                                   YEAR-END(#)            FISCAL YEAR-END($)(1)
                              SHARES ACQUIRED     VALUE     --------------------------  --------------------------
            NAME              ON EXERCISE(#)   REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------  ---------------  -----------  -----------  -------------  -----------  -------------
John J. Cairns                      --                         258,368                     174,320
Mark R. Williams                    --                         296,356                     214,329
Lawrence H. Hayward                 --                         300,000                      87,100
Donald J. Anderson                  --                          50,000                      13,050
Michael J. Meehan                   13,000         17,810       21,000        14,000        --            --

------------------------

(1) Value based on market value of the Company's common stock as of December 29, 1996, minus the option exercise price.

                        TEN-YEAR OPTION / SAR REPRICINGS

    The following table summarizes all repricings of stock options or shared appreciation rights (SAR) held by the Company's executive officers since July 2, 1993.(1) See "Compensation Committee Report on Executive Compensation".

                                          SECURITIES
                                          UNDERLYING
                                          NUMBER OF                                           LENGTH OF ORIGINAL
                                           OPTIONS                                               OPTION TERM
                                           REPRICED                                           REMAINING AT DATE
                                              OR                                               OF REPRICING OR
             NAME                 DATE    AMENDED(#)                                              AMENDMENT
------------------------------  --------  ----------  MARKET PRICE     EXERCISE      NEW      ------------------
                                                       OF STOCK AT     PRICE AT    EXERCISE
                                                         TIME OF       TIME OF     PRICE(2)
                                                      REPRICING OR   REPRICING OR  --------
                                                        AMENDMENT     AMENDMENT
                                                      -------------  ------------    ($)
                                                           ($)           ($)
John J. Cairns                  12/20/95    200,368          5.25           5.00   2.88(3)    5 years, 11 months
                                12/20/95     58,000          5.25          10.63   5.25       8 years

Mark R. Williams                12/20/95    206,356          5.25           5.00   2.88(3)    6 years, 11 months
                                12/20/95     40,000          5.25           6.88   2.88(3)    8 years, 11 months
                                12/20/95     50,000          5.25          10.63   5.25       8 years

Lawrence H. Hayward             08/07/96     35,000     3.62                5.25   3.62       9 years,  4 months
                                12/20/95     50,000     5.25                5.88   2.88(3)    9 years,  2 months
                                12/20/95     15,000     5.25                5.88   2.88(3)    9 years,  4 months

Donald J. Anderson              01/02/97     35,000          3.62           5.25   3.62       8 years, 11 months
                                12/20/95     15,000          5.25           5.88   2.88(3)    9 years,  4 months

Michael J. Meehan               12/20/95      8,000          5.25           5.88   2.88(3)    7 years,  3 months
                                12/20/95      5,000          5.25           5.88   2.88(3)    8 years,  8 months

------------------------

(1) The Company became a reporting company under Section 13(a) of the Securities Exchange Act of 1934 on July 2, 1993.

(2) Unless otherwise noted, the options were repriced to the fair market value of the common stock on the day in question.

(3) The fair market value of the common stock on December 20, 1995 was $5.25 per share.

DIRECTOR COMPENSATION

    During 1996, Directors Cairns, Williams, Green, Sokoloff, and Annick received no compensation for serving on the Board of Directors. Directors Gallegos and Werries are compensated $20,000 for each year's service as director and $1,000 for each committee meeting they attend which is held separately from a meeting of the full Board. All directors are reimbursed for their out-of-pocket expenses in attending Board meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors consists of Messrs. Green, Sokoloff and Annick. Please refer to "Certain Transactions" described below.

CERTAIN TRANSACTIONS

    GEI holds approximately 36.2% of the Company's Common Stock. The general partner of GEI is LGA. Leonard I. Green, Jonathan D. Sokoloff and Gregory J. Annick (or corporations controlled by them) are partners of LGA. Messrs. Green, Sokoloff and Annick are directors of the Company and members of the Compensation Committee. The Company pays LGA an annual fee, plus expenses, for providing management, consulting and financial planning services to the Company, including assistance in strategic planning, negotiating and structuring financings and exploring expansion opportunities for the

Company. The Company believes that the contacts and expertise provided by LGA in these areas enhance the Company's opportunities and management's expertise in these matters. These specialized consulting services overlap somewhat with the roles of Messrs. Green, Sokoloff and Annick as directors, for which they do not receive any additional compensation. The amount of the fee paid to LGA has been approved by the Board of Directors of the Company, including the disinterested directors. The Company believes that the terms of its agreement with LGA are comparable to what could be obtained from an unrelated but equally qualified third party. In addition to providing ongoing management consulting services, LGA may receive additional fees from time to time for providing consulting services in connection with major financial transactions that may be undertaken in the future. Total fees paid by the Company to LGA under this arrangement were approximately $577,300, $577,633 and $450,000 for Fiscal Year 1994, Fiscal Year 1995 and Fiscal Year 1996, respectively. This services agreement expires on December 31, 2000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

    The Compensation Committee (the "Committee") of the Board of Directors is composed of Directors who are not employees of the Company. During fiscal 1996, the Compensation Committee was composed of Leonard I. Green, Jonathan D. Sokoloff, and Gregory J. Annick. The Committee recommends actions to the Board of Directors regarding the annual compensation to be paid to the Chief Executive Officer ("CEO") and the other executive officers of CGF.

    GOALS OF THE COMPANY'S COMPENSATION POLICIES--The Committee strives to achieve competitive levels of compensation that (i) recognize the performance and achievements of each executive officer, (ii) reflect the overall financial performance of the Company; (iii) align the interests of the executive officers with the long-term interests of the shareholders and (iv) assist the Company in attracting and retaining qualified and effective executive employees.

    In general, the compensation of executive employees consists of a base salary, an annual incentive bonus and the award of stock options. During 1993, the Committee carried out a complete re-evaluation of the Company's executive compensation structure, based in part on comparative compensation data developed from a peer group of publicly traded food companies. The study also considered the regional cost of living and the relative distance of the Company's Alaskan headquarters from the 48 contiguous states.

    Using this study as a baseline, the Board adopted a compensation structure for the executive officers of the Company. During each ensuing year, the Compensation Committee has reviewed the compensation levels ensure that such levels remained competitive and continue to reflect the Company goals described above. The Committee did not recommend any material variance in compensation levels for Fiscal 1997 with the exception of the compensation for Lawrence Hayward, who was promoted to Chief Executive Officer during Fiscal Year 1996. (see below--Compensation of the Chief Executive Officer)

    BASE SALARY--The base salaries for executive officers of the Company are set at a level the Compensation Committee believes to be approximately at the median range of salaries paid by the comparison group of 19 publicly-traded food companies used in the compensation study described above. By assuring competitive levels of compensation, the Committee seeks to insure the availability and retention of high quality management personnel.

    INCENTIVE BONUS PROGRAM--Performance bonuses, if any, are paid annually, following the release of financial results for the applicable fiscal year. The bonus program is designed to provide incentive to officers and managers of the Company to meet and exceed certain financial performance goals set by the

------------------------

    (1) This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such filing.

Board of Directors during the first quarter of the applicable fiscal year. For Fiscal Year 1997, the Company's performance goal is stated in terms of earnings before taxes, interest or depreciation (EBITDA). At the time the Company's performance goal is set, each executive rank is assigned a target bonus, expressed as a percentage of salary, which would be awarded if the Company achieved its performance goal. Individual bonuses may be adjusted by the Compensation Committee in the event of special individual circumstances and performance. The Committee has determined that no Incentive Bonuses will be paid for the Fiscal Year 1996.

    STOCK OPTION PLAN--Stock Options are awarded to employees pursuant to the Company's Employee Stock Option Plan. The intent of the Plan is to specific align the interests of management with the goal of increasing shareholder value. The Plan is administered by the Stock Option Committee, the members of which are Directors not eligible to receive awards under the Plan. During 1996, the Stock Option Committee consisted of Leonard I. Green, Jonathan D. Sokoloff, and Gregory J. Annick. The Stock Option Committee determines when and to whom awards will be granted, the vesting period, and the number of shares covered by each award. No awards of stock options were made during Fiscal Year 1996, except an award made to Mr. Hayward in consideration of his promotion to Chief Executive Officer.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER--The Compensation Committee reviews the compensation of the Chief Executive Officer no less than annually. It seeks to recommend a level of compensation based upon the policies and goals set forth above. Mr. Hayward was promoted to Chief Executive Officer of the Company on August 10, 1996. He had formerly served as Chief Operating Officer. In view of his new responsibilities, the Committee recommended that Mr. Hayward's base salary be increased to $325,000 per year. Pursuant to his employment agreement, Mr. Hayward will receive a one-time bonus of $50,000 as a signing incentive. Mr. Hayward will also be eligible to participate in the Incentive Bonus Program described above. Under that program, he will be eligible to receive an annual incentive bonus up to 60% of his base salary, based upon the Company's achievement of certain financial goals as described above. At the time of his promotion, Mr. Hayward was awarded additional stock options and his existing stock options were repriced to the market value of the Company's common stock at that time. See the chart above which describes option grants during the last fiscal year. The Compensation Committee believes that this compensation package reflects a median in the range of compensation levels at similar food companies. In view of the fact that Mr. Hayward assumed his position during the latter part of 1996, the Compensation Committee has recommended no changes in Mr. Hayward's level of compensation for Fiscal Year 1997.

    The Revenue Reconciliation Act of 1993 disallows, under some circumstances, the ability of publicly held corporations to take a tax deduction for remuneration of its Chief Executive Officer or certain other executive officers to the extent that such remuneration exceeds $1,000,000 per year. During Fiscal Year 1996, no employee of the Company had compensation exceeding $1,000,000, and the Company does not anticipate that the compensation of any employee will exceed this amount during Fiscal Year 1997. The Company's policy is, primarily, to design and administer compensation plans which support its long-term strategic objectives and enhance shareholder value. Where it is material and supports the Company's compensation philosophy, the Committee will also attempt to maximize the amount of compensation expense that is tax-deductible by the Company.

    By the members of the Compensation Committee

                                          Leonard I. Green
                                          Jonathan D. Sokoloff
                                          Gregory J. Annick

                               PERFORMANCE GRAPH

    Shown below is a line graph comparing the cumulative total return to holders of CGF common stock, the Standard & Poors 500 Index ("S&P 500") and the Standard & Poors Industry Index for Retail Stores-- Food Chains ("Retail Stores") from July 2, 1993 (the first day of trading of CGF common stock on the New York Stock Exchange) to December 31, 1996. PLEASE NOTE THAT IN NOVEMBER OF 1995, THE COMPANY SUCCESSFULLY COMPLETED A TENDER OFFER TO REPURCHASE 7,500,000 SHARES OR APPROXIMATELY 49% OF ITS OUTSTANDING COMMON STOCK.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
           AMONG CARR-GOTTSTEIN FOODS CO., S&P 500 AND RETAIL STORES
                        JULY 2, 1993 - DECEMBER 31, 1996

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              CARR-GOTTSTEIN FOODS CO.       S & P 500     S & P RETAIL (FOOD CHAINS)
7/02/93                              $ 100        $ 100                            $ 100
12/93                                   70          105                               99
12/94                                   44          106                              106
12/95                                   38          146                              136
12/96                                   25          180                              158

* Assuming $100 invested in CGF common stock and each Index on July 2, 1993 and reinvestment of all dividends.

                               OTHER INFORMATION

INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of KPMG Peat Marwick, certified public accountants, as independent auditors to make an audit of the accounts of the Company and its subsidiaries for the year 1997. KPMG Peat Marwick has audited the accounts and records of the Company and its subsidiaries since 1990.

    Representatives of KPMG Peat Marwick are expected to attend the Annual Meeting of Shareholders and to have the opportunity to make a statement if they so desire and to respond to questions.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    To the Company's knowledge, based solely upon review of the copies of reports furnished to the Company and written representations that no other reports were required, the officers, directors, and greater than ten-percent shareholders have complied during 1996 with all requirements under Section 16(a) of the Securities Exchange Act of 1934.

COPIES OF ANNUAL REPORT ON FORM 10-K

    The Company will furnish, without charge, a copy of its most recent Annual Report on Form 10-K to the Securities and Exchange Commission and to each person solicited hereunder who mails a written request to Investor Relations, Finance Department, Carr-Gottstein Foods Co., 6411 A Street, Anchorage, Alaska, 99518. The Company will also furnish, upon payment of a reasonable fee to cover the expense of reproduction and mailing, a copy of all exhibits to such Annual Report on Form 10-K.

SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Any proposals of Shareholders intended to be presented for inclusion in the Company's Proxy Statement and Form of Proxy for the next Annual Meeting scheduled to be held in 1998 must be received in writing by the Corporate Secretary, Carr-Gottstein Foods Co., 6411 A Street, Anchorage, Alaska, 99518, not later than December 31, 1997 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to the 1998 Annual Meeting.

    For a proposal to be properly brought before a meeting of the shareholders, the shareholder making such proposal must have given notice thereof in writing to the Secretary of the Company not less than 90 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting, (2) the name and address , as they appear on the Company's books, of the shareholder proposing such business, (3) the number of shares of the shareholder, and (4) any material interest of the shareholder in such business. In addition, the shareholder making such proposal shall promptly provide any other information reasonably requested by the Company. The Chairman of such meeting shall direct that any business not properly brought before the meeting shall not be considered.

    It is important that your shares be represented and voted at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED WITH THIS NOTICE. No additional postage is required if mailed in the United States. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

                                          By order of the Board of Directors

                                          Donald Anderson
                                          CORPORATE SECRETARY

April 24, 1997

Anchorage, Alaska

                                    [LOGO]
PROXY                                                                     PROXY

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 16, 1997

     The undersigned hereby appoints Donald Anderson and Michael Moxness, and each of them, with full power of substitution in each, as Proxies, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of CARR-GOTTSTEIN FOODS CO. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 16, 1997, and any and all adjournments or postponements thereof.





             (Continued and to be Signed and Dated on reverse side)

                        ANNUAL MEETING OF SHAREHOLDERS       Please mark    /X/
                           FRIDAY, MAY 16, 1997              your votes as
                                                             indicated in
                                                             this example


1. Election of Directors: John J. Cairns, Lawrence
   H. Hayward, Leonard I. Green, Jonathan D. Sokoloff,
   Gregory J. Annick, E. Dean Werries, Donald E. Gallegos


FOR all nominees     WITHHOLD AUTHORITY    INSTRUCTIONS:  To
 listed (except        to vote for all     withhold authority
as marked to the   nominees listed below   to vote for any
  contrary)                                individual nominee,
    /  /                   /  /            strike a line
                                           through the
                                           nominee's name in
                                           the list above



                            ANY PREVIOUS PROXY CARD EXECUTED BY THE UNDERSIGNED IS HEREBY REVOKED.

                            Receipt of notice of the Annual Meeting and the Proxy Statement is hereby acknowledged.

                            Dated________________________________________, 1997

                            __________________________________________________

                            __________________________________________________
                                       Signature of Stockholder(s)

                            Note: Joint owners should each sign. Executors, administrators, trustees, guardians and attorneys should so indicate signing. Attorneys should submit powers of attorney. Corporations and partnerships should sign in full corporate or partnership name by an authorized officer, noting name and title.

PLEASE MARK, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE